
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               501,380
<SECURITIES>                                         2,789,137
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     22,263<F1>
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       35,055,582<F2>
<CURRENT-LIABILITIES>                                170,420<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           34,713,946
<TOTAL-LIABILITY-AND-EQUITY>                         35,055,582<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     111,880<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     365,888<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,215,235)<F7>
<EPS-PRIMARY>                                        (46.18)
<EPS-DILUTED>                                        000

<F1> Current Assets includes Prepaid insurance of $6,771 and Interest receivable of $15,492.
<F2>Total Assets includes Investments in Local Limited Partnerships of $31,742,802.
<F3>Included  in Current  Liabilities  are Accounts  payable to  affiliates  of $114,572  and accounts  payable and accrued expenses of $55,848.
<F4>Included in Total Liabilities and Equity is Deferred revenue of $171,216.
<F5>Total Revenue includes Investment of $117,969 and Other revenue of $(6,089).
<F6>Included in Other Expenses are General and  Administrative  of $171,832,  Asset management fees of $171,858 and
Amortization of $22,198.
<F7>Net Loss includes Equity in losses of Local Limited Partnerships of $2,961,227.

